Exhibit 99

Wendy’s International, Inc. announces 2005 EPS estimate of $2.17 to $2.23, up 10% to 13% from 2004 Adjusted EPS of $1.97

Company confident about achieving its growth targets in 2005

     DUBLIN, Ohio (February 17, 2005) — Wendy’s International, Inc. (NYSE: WEN) today announced its key financial guidance for 2005, including:

•	Diluted earnings per share (EPS) in a range of $2.17 to $2.23 up 10% to 13% from 2004 Adjusted EPS of $1.97. The Company announced yesterday that it will begin expensing stock options in the first quarter of 2005. Accordingly, the 2005 EPS estimate and the Adjusted 2004 EPS results of $1.97 include the impact of stock option expensing (see Table 1 below which explains 2004).

Table 1: 2004 EPS
2004 Pro Forma EPS:	$2.11
Stock option expense:	$(0.14)

2004 Adjusted EPS:	$1.97

     The Company’s long-term guidance for annual earnings per share growth remains in the 11% to 13% range. Other key 2005 guidance includes:

•	Revenue growth in the 8% to 9% range, off a base of $3.6 billion in 2004.

•	Same-store sales guidance follows below:

SAME-STORE SALES	2005 guidance	2004 actual
Wendy’s U.S. Company	3.0% to 4.0%	2.9%
Wendy’s U.S. Franchise	3.0% to 4.0%	1.8%
Tim Hortons Canada	4.0% to 5.0%	7.4%
Tim Hortons U.S.	8.0% to 9.0%	9.8%
Baja Fresh System	FLAT	-6.3%

•	Total new restaurant development in a range of 510 to 560, which represents 4% to 5% net growth. The new unit growth will take place primarily in North America for all three brands. The Company opened 550 new restaurants in 2004.

NEW STORE DEVELOPMENT	2005 guidance
Wendy’s North America	250 to 270
International Wendy’s	20 to 25
Tim Hortons Canada	165 to 180
Tim Hortons U.S.	50 to 54
Baja Fresh System	25 to 30
Cafe Express	0 to 1
TOTAL	510 to 560

•	A 50 to 75 basis-point improvement in Enterprise operating margins (pretax income minus interest income plus interest expense, divided by revenue).

•	Other Income (Expense) to be neutral to earnings, driven by the continued profitable growth of Maidstone Bakery and fewer store closings. The Company also expects less of a negative impact from legal reserve adjustments. The Company reported $18.7 million of Other Expense last year.

•	General and administrative costs, as a percentage of revenue, in the 7.8% to 8.0% range, compared to 2004 results of 7.8%. The Company expects 2005 G&A to include about $0.01 per share in incremental expense for the conversion of its broad-based employee stock option plan to cash compensation.

•	Stock incentive compensation expense of about $0.18 in 2005, compared to $0.16 in 2004. The expected 2005 expense includes $0.12 for stock option expensing and $0.06 for restricted stock, compared to $0.14 for stock option expensing and $0.02 for restricted stock in 2004.

•	The Company expects no impact from Canadian currency, compared to a benefit of $0.11 per share in 2004.

•	The Company expects Baja Fresh® to be neutral to earnings on an operating basis (exclusive of financing costs).

•	An effective tax rate of 35.5% compared to 36.2% last year (last year’s tax rate excludes the impact of the Baja Fresh goodwill charge).

•	Approximately $2 million in expense associated with the rollout of Wendy’s® new double-sided grill, including training and materials.

•	Approximately $3.2 million in start-up expenses related to the construction and relocation of Tim Hortons’ distribution center in Canada, which will enable Tim Hortons to begin distributing frozen baked goods.

•	A 2% to 5% increases in beef prices compared to 2004. Manageable costs for other key commodities such as chicken, produce and coffee.

•	Average shares outstanding of 115 million.

•	Total capital expenditures in a range of $335 million to $380 million. This includes $205 million to $225 million for new restaurant development; $62 million to $72 million for remodeling and maintenance; and $53 million to $63 million for technology and a new distribution center at Tim Hortons®.

     “We are optimistic about achieving improved results in 2005,” Chairman and Chief Executive Officer Jack Schuessler said. “Wendy’s has several exciting new products in its innovation pipeline, and we expect the positive sales momentum at Tim Hortons U.S. and Canada to continue in the current year.

     “As we announced in November, we took decisive action with Baja Fresh and believe it can be neutral to earnings in 2005, exclusive of the financing costs associated with its acquisition.”

Innovation pipeline yields additional new products in 2005

     New products that Wendy’s has already introduced or will introduce during 2005 include the proprietary Combo Choices meal, which offers consumers an optional substitution of a small chili, baked potato, Caesar salad or side salad for French fries at no extra charge. Among the other new products for 2005 are the Fresh Fruit Bowl and Cup (currently in restaurants), Mozzarella Cheeseburger and Mozzarella Chicken Sandwich Supreme, and Mediterranean Chicken Salad.

     New product offerings during 2005 at Tim Hortons include the new Lemon Cranberry Muffin, Twelve-Grain Bagel, Toasted Ham and Cheese, Creamy Mushroom Soup and Toasted Chicken Club.

     “Our research and development teams for all of our brands remain focused on the latest trends to ensure that we remain responsive to consumer needs as their expectations continue to change,” Schuessler said.

Company announces change in same-store sales reporting

     Wendy’s International, Inc. will change its same-store sales reporting practices during 2005. After the first quarter, management will no longer publish its same-store sales results each month. However, the Company will continue to provide monthly sales information at the beginning of each month in which it releases earnings.

Pro Forma financial results

     The Company yesterday announced preliminary unaudited EPS in a range of $0.45 to $0.47 for the full year 2004. The 2004 preliminary EPS results include the impact of the previously announced correction in accounting for leases and the impact of the previously announced Baja Fresh goodwill impairment charge. Excluding these two items, the Company realized Pro Forma EPS of $2.11 (see Table 2 below).

Table 2: Reconciliation of 2004 EPS
Pro Forma EPS:	$2.11
Goodwill charge:	$(1.61)

Preliminary EPS before lease correction	$0.50

Lease adjustment:	$(0.03 to $0.05)

Preliminary EPS:	$0.45 to $0.47

     The expected impact of the accounting change on the Company’s 2005 results is already included in the estimate of $2.17 to $2.23. The Company estimates the impact of the lease accounting change to be approximately $0.01 per share in 2005.

     The Pro Forma and Adjusted 2004 EPS results referenced earlier exclude the impact of the previously announced Baja Fresh goodwill impairment charge, as well as the lease accounting correction. The Company believes that announcing its financial results excluding the non-cash write-down for the reduction in the goodwill of Baja Fresh and correction in lease accounting provides investors with a meaningful perspective of the current underlying operating performance of the Enterprise. Management uses EPS excluding the goodwill write-down and lease accounting change as an internal measure of business operating performance and as the baseline for improved performance in 2005.

Wendy’s International, Inc. overview

     Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,700 total restaurants and quality brands — Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company invested in two additional quality brands during 2002 — Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.